Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

December 12, 2007

CONSENT OF ACCOUNTANT

Board of Directors
Reflex Inc.
Timur Jawa Barat Jakarta

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Amended Form SB-2/A, Registration Statement under the Securities Act of 1933, filed by Reflex Inc. of our report dated November 21, 2007, relating to the financial statements of Reflex Inc., a Nevada Corporation, for the period ending October 31, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC